EXHIBIT 99.1

CDK Global, Inc. Reports Third Quarter Fiscal 2020 Results

North America Revenues up 4 Percent; Supports Customers during Crisis

HOFFMAN ESTATES, Ill., May 05, 2020 (GLOBE NEWSWIRE) -- CDK Global, Inc. (NASDAQ:CDK) today announced financial results for its fiscal 2020 third quarter ended March 31, 2020.

“CDK remains focused on helping our customers adapt to the current challenges of the COVID-19 pandemic, while we continue to enable them to complete their mission-critical operations," said Brian Krzanich, CDK chief executive officer. "We’ve stepped up during this crisis and taken actions to support our dealers, many of whom are small to medium-sized businesses, with discounts and free offers on our products and solutions. Our Saas-based business model provides us the resilience to be there for them while we continue to strategically invest for the future. Virtually all of our employees are successfully working from home and we are proud of what the CDK team has accomplished to move the business forward. We continue to perform at a high level on virtual installations, sales and software improvements, as well as future developments of our Saas offerings, which will allow us to emerge technically and operationally stronger from this crisis.”

“Our recurring revenue stream, strong free cash flow and liquidity position remain stabilizing elements in this unprecedented business environment,” said Joe Tautges, CDK chief financial officer. “Based on industry trends and our stress test scenarios, the leadership team has taken appropriate actions to ensure that the strength and consistency of our business continues into the future.”

Third Quarter Fiscal 2020 Results

CDK Global, Inc.	Q3 2020	Change from Q3 2019
($ million except per share)

GAAP Revenues	516.3	+3%
GAAP Earnings before income taxes	132.4	+10%
Non-GAAP Adjusted earnings before income taxes	146.6	-1%
GAAP Diluted earnings attributable to CDK per share	0.47	-41%
Non-GAAP Adjusted diluted earnings attributable to CDK per share	0.92	+6%
GAAP Net earnings attributable to CDK	57.6	-42%
GAAP Net earnings attributable to CDK margin	11.2%	-870 bps
Non-GAAP Adjusted EBITDA	202.1	—%
Non-GAAP Adjusted EBITDA margin	39.1%	-130 bps

The non-GAAP (adjusted) results and guidance presented in this press release represent non-GAAP financial measures. Reconciliations of these measures to the most directly comparable GAAP measures are provided in the tables at the end of this press release.

COVID-19 Pandemic Response

  Immediately implemented our internal COVID-19 Task Force and closed virtually all offices and support call centers worldwide while transitioning employees to remote work
  Developed innovative ways to continuously deliver our solutions and support, through remote installs and virtual training
  Announced our offer to provide certain free or discounted products and solutions, including those that assist dealers with virtual selling and provide for remote access to key business systems
  Supported small businesses with payroll requirements for the SBA’s Paycheck Protection Program
  Amended our revolving credit facility and term loans to increase additional borrowing capacity for additional financial flexibility, in addition to our existing $285 million in cash on hand

Impacts to the Third Quarter Fiscal 2020:

  Foreign exchange rates: Growth in revenues was negatively impacted by 1 percentage point by foreign exchange rates for the quarter, and the percentage growth in adjusted earnings before income taxes remained unchanged by foreign exchange rates.

  Tax rate: The GAAP effective tax rate for the quarter was 28.7%, compared to 26.0% in last year’s third quarter. The adjusted effective tax rate for the quarter was 22.2%, compared to 25.7% in last year’s third quarter.

CDK Segment Information - North America

CDK North America	Q3 2020	Change from Q3 2019
($ million)

Revenues	426.4	+4%
GAAP Earnings before income taxes	161.4	-3%
GAAP Earnings before income taxes margin	37.9%	-290 bps
Non-GAAP Adjusted earnings before income taxes	174.0	-2%
Non-GAAP Adjusted earnings before income taxes margin	40.8%	-270 bps

CDK Segment Information - International

CDK International	Q3 2020	Change from Q3 2019
($ million)

Revenues	89.9	-1%
Constant currency revenues	92.3	+1%
GAAP Earnings before income taxes	24.1	-13%
GAAP Earnings before income taxes margin	26.8%	-370 bps
Non-GAAP Adjusted earnings before income taxes	24.4	-13%
Non-GAAP Adjusted earnings before income taxes margin	27.1%	-360 bps

Fiscal 2020 Annual Guidance

The fiscal 2020 guidance is provided on both a GAAP and a Non-GAAP (adjusted) basis. We are reducing our annual guidance principally due to anticipated impacts from the COVID-19 pandemic.

CDK Global, Inc. - GAAP BASIS	PREVIOUS FY 2020 GAAP GUIDANCE	CURRENT FY 2020 GAAP GUIDANCE
($ million except per share)

Revenues	$2,000 - 2,050	$1,915 - $1,965
GAAP Diluted earnings attributable to CDK per share	$2.35 - $2.55	$1.35 - $1.70
GAAP Net earnings attributable to CDK	$290 - $310	$165 - $205
GAAP Effective tax rate	27.5 - 28.5%	29.0% - 30.0%
Shareholder Returns (including dividends and share repurchases)	$75 - $150	$70 - $75

CDK Global, Inc. - Non-GAAP BASIS	PREVIOUS FY 2020 ADJ. GUIDANCE	CURRENT FY 2020 ADJ. GUIDANCE
($ million except per share)

Revenues	$2,000 - 2,050	$1,915 - $1,965
Non-GAAP Adjusted diluted earnings attributable to CDK per share	$3.30 - $3.50	$2.85 - $3.20
Non-GAAP Adjusted EBITDA	$780 - $800	$705 - $745
Non-GAAP Adjusted effective tax rate	24 - 25%	24.0% - 25.0%
Shareholder Returns (including dividends and share repurchases)	$75 - $150	$70 - $75

Fourth Quarter Events

On April 21, 2020, we completed the sale of our Digital Marketing business to Ansira Partners, Inc. We believe that the new combined company is positioned to prosper and we look forward to its continued success. Our fiscal 2020 guidance reflects the financial impacts of this transaction. Further details related to the transaction will be available in our SEC filings.

In an effort to improve the operating efficiency and profitability of our International business, a restructuring plan was recently approved. We expect this to successfully reduce costs and improve margins within our CDKI segment beginning in fiscal year 2021. Restructuring expenses related to this program will be included as an adjustment to our non-GAAP financial measures and have been considered in our fiscal 2020 guidance.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the third quarter ended March 31, 2020 and will be posted to the CDK Investor Relations website, https://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Tuesday, May 5, 2020 at 4:00 p.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast, go to the CDK Investor Relations website, https://investors.cdkglobal.com, and click on the webcast icon. An supplemental slide presentation will be available to download and print about 30 minutes before the webcast at the CDK Investor Relations website at https://investors.cdkglobal.com. CDK financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With $2 billion in revenues, CDK Global (NASDAQ:CDK) is a leading global provider of integrated information technology solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 30,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process, including the acquisition, sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenues	$516.3	$501.2	$1,510.5	$1,426.2

Expenses:
Cost of revenues	242.5	229.3	725.7	663.2
Selling, general and administrative expenses	105.8	116.3	329.3	322.5
Restructuring expenses	—	0.6	—	20.1
Total expenses	348.3	346.2	1,055.0	1,005.8

Operating earnings	168.0	155.0	455.5	420.4

Interest expense	(35.1)	(35.4)	(109.2)	(101.9)
Other income, net	(0.5)	1.1	3.1	5.3

Earnings before income taxes	132.4	120.7	349.4	323.8

Provision for income taxes	(38.0)	(31.4)	(106.8)	(85.4)

Net earnings from continuing operations	94.4	89.3	242.6	238.4
Net earnings(loss) from discontinued operations	(34.9)	12.4	(74.9)	46.5
Net earnings	59.5	101.7	167.7	284.9
Less: net earnings attributable to noncontrolling interest	1.9	1.9	5.8	5.8
Net earnings attributable to CDK	$57.6	$99.8	$161.9	$279.1

Net earnings(loss) attributable to CDK per share - basic:
Continuing operations	$0.76	$0.70	$1.95	$1.83
Discontinued operations	(0.29)	0.10	(0.62)	0.37
Total net earnings attributable to CDK per share - basic	$0.47	$0.80	$1.33	$2.20

Net earnings(loss) attributable to CDK per share - diluted:
Continuing operations	$0.76	$0.70	$1.94	$1.83
Discontinued operations	(0.29)	0.10	(0.61)	0.36
Total net earnings attributable to CDK per share - diluted	$0.47	$0.80	$1.33	$2.19

Weighted-average common shares outstanding:
Basic	121.6	124.0	121.5	126.8
Diluted	122.2	124.8	122.1	127.7

The Digital Marketing Business is presented as discontinued operations and prior year amounts associated with the Digital Marketing Business have been reclassified as such. Refer to Form 10-Q, Item 1 of Part I, "Notes to the Consolidated Financial Statements, Note 4 - Discontinued Operations" for more information.

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$284.5	$311.4
Accounts receivable, net of allowances	339.6	290.4
Other current assets	165.5	164.8
Current assets held for sale	80.2	220.5
Total current assets	869.8	987.1
Property, plant and equipment, net	116.9	144.8
Other assets	396.3	284.9
Goodwill	1,345.5	1,356.3
Intangible assets, net	236.3	225.9
Total assets	$2,964.8	$2,999.0

Liabilities and Stockholders' Deficit
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$20.9	$270.8
Accounts payable	45.3	38.0
Accrued expenses and other current liabilities	201.6	178.5
Litigation liability	57.0	90.0
Accrued payroll and payroll-related expenses	74.9	89.2
Short-term deferred revenues	119.0	124.8
Current liabilities held for sale	35.9	48.9
Total current liabilities	554.6	840.2
Long-term debt and finance lease liabilities	2,747.3	2,659.4
Long-term deferred revenues	63.6	68.4
Deferred income taxes	96.7	80.5
Other liabilities	123.8	65.0
Total liabilities	3,586.0	3,713.5

Stockholders' Deficit:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in capital	685.4	688.5
Retained earnings	1,018.3	911.6
Treasury stock, at cost	(2,306.5)	(2,324.6)
Accumulated other comprehensive loss	(34.3)	(6.7)
Total CDK stockholders' deficit	(635.5)	(729.6)
Noncontrolling interest	14.3	15.1
Total stockholders' deficit	(621.2)	(714.5)
Total liabilities and stockholders' deficit	$2,964.8	$2,999.0

Effective July 1, 2019, the Company adopted ASC 842, Leases, using the modified retrospective transition method. In accordance with this transition method, comparative information has not been restated and continues to be reported under the accounting standards in effect for the period presented.

The Digital Marketing Business is presented as discontinued operations and prior year amounts associated with the Digital Marketing Business have been reclassified as such. Refer to Form 10-Q, Item 1 of Part I, "Notes to the Consolidated Financial Statements, Note 4 - Discontinued Operations" for more information.

CDK Global, Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	March 31,
	2020	2019
Cash Flows from Operating Activities:
Net earnings	$167.7	$284.9
Less: net earnings(loss) from discontinued operations	(74.9)	46.5
Net earnings from continuing operations	242.6	238.4
Adjustments to reconcile net earnings from continuing operations to cash flows provided by operating activities:
Depreciation and amortization	72.6	65.1
Asset impairment	—	18.2
Deferred income taxes	14.9	20.5
Stock-based compensation expense	12.8	14.0
Other	16.0	7.2
Changes in assets and liabilities, net of effect from acquisitions of businesses:
Change in accounts receivable	(57.7)	(30.4)
Change in other assets	(18.5)	(26.8)
Change in accounts payable	7.4	(8.9)
Change in accrued expenses and other liabilities	(15.5)	16.8
Net cash flows provided by operating activities, continuing operations	274.6	314.1
Net cash flows provided by operating activities, discontinued operations	37.1	25.1
Net cash flows provided by operating activities	311.7	339.2

Cash Flows from Investing Activities:
Capital expenditures	(19.4)	(39.2)
Capitalized software	(43.3)	(26.1)
Proceeds from sale of property, plant and equipment	—	7.4
Acquisitions of businesses, net of cash acquired	—	(513.0)
Investment in certificates of deposit	(12.0)	—
Proceeds from maturities of certificates of deposit	12.0	—
Purchases of investments	(20.0)	(10.0)
Proceeds from investments	—	0.4
Net cash flows used in investing activities, continuing operations	(82.7)	(580.5)
Net cash flows used in investing activities, discontinued operations	(6.0)	(6.6)
Net cash flows used in investing activities	(88.7)	(587.1)

Cash Flows from Financing Activities:
Proceeds from long-term debt	100.0	1,090.0
Repayments of long-term debt and finance lease liabilities	(265.8)	(801.7)
Dividends paid to stockholders	(54.7)	(56.6)
Repurchases of common stock	—	(444.3)
Proceeds from exercises of stock options	6.1	3.0
Withholding tax payments for stock-based compensation awards	(5.7)	(15.8)
Dividend payments to noncontrolling owners	(6.6)	(8.2)
Payments of deferred financing costs	—	(4.4)
Acquisition-related payments	(5.3)	(6.9)
Net cash flows used in financing activities, continuing operations	(232.0)	(244.9)
Net cash flows used in financing activities, discontinued operations	(1.1)	—
Net cash flows used in financing activities	(233.1)	(244.9)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(15.6)	(7.3)
Net change in cash, cash equivalents and restricted cash	(25.7)	(500.1)
Cash, cash equivalents, and restricted cash, beginning of period	321.1	817.1
Cash, cash equivalents, and restricted cash, end of period	$295.4	$317.0

The Digital Marketing Business is presented as discontinued operations and prior year amounts associated with the Digital Marketing Business have been reclassified as such. Refer to Form 10-Q, Item 1 of Part I, "Notes to the Consolidated Financial Statements, Note 4 - Discontinued Operations" for more information.

CDK Global, Inc.
Consolidated Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, we incorporated the following additional adjustments within our calculations of non-GAAP financial measures where management has deemed it appropriate to better reflect our underlying operations. These adjustments are inconsistent in amount and frequency and do not directly reflect our underlying operations. Therefore, management believes that excluding such information provides us with a better understanding of our ongoing operating performance across periods. Prior period information has been revised to conform to the current period presentation.

Fiscal 2020 Modifications to Our Adjustments:

  Effective July 1, 2019, we modified our presentation of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, and adjusted EBITDA to include adjustments for the business process modernization program.

  Effective January 1, 2020, we modified our presentation of adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share to include an adjustment for the income tax effect of a change in CDK’s assertion that foreign earnings are no longer considered indefinitely reinvested.

The Digital Marketing Business is presented as discontinued operations and prior year amounts associated with the Digital Marketing Business have been reclassified as such. Refer to Form 10-Q, Item 1 of Part I, "Notes to the Consolidated Financial Statements, Note 4 - Discontinued Operations" for more information.

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
Revenues (a)	$516.3	$501.2	$15.1	3%	$1,510.5	$1,426.2	$84.3	6%
Impact of exchange rates	2.6	—			7.2	—
Constant currency revenues (a) (b)	$518.9	$501.2	$17.7	4%	$1,517.7	$1,426.2	$91.5	6%

Earnings before income taxes (a)	$132.4	$120.7	$11.7	10%	$349.4	$323.8	$25.6	8%
Margin	25.6%	24.1%	150 bps		23.1%	22.7%	40 bps
Total stock-based compensation	1.3	7.8			12.8	14.0
Amortization of acquired intangible assets	4.1	4.4			12.0	11.2
Transaction and integration-related expenses	—	2.0			8.5	5.7
Legal and other expenses related to regulatory and competition matters	4.4	5.1			16.6	14.4
Business process modernization program	4.4	—			12.0	—
Restructuring expenses	—	0.6			—	20.1
Other business transformation expenses	—	6.2			—	14.8
Impairment of intangible assets	—	—			—	14.9
Officer transition expense	—	1.2			—	6.4
Adjusted earnings before income taxes (a) (b)	$146.6	$148.0	(1.4)	(1)%	$411.3	$425.3	$(14.0)	(3)%
Adjusted margin	28.4%	29.5%	-110 bps		27.2%	29.8%	-260 bps
Impact of exchange rates	0.9	—			1.8	—
Constant currency adjusted earnings before income taxes (a) (b)	$147.5	$148.0	$(0.5)	—%	$413.1	$425.3	$(12.2)	(3)%

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
Provision for income taxes (a)	$38.0	$31.4	$6.6	21%	$106.8	$85.4	$21.4	25%
Effective tax rate	28.7%	26.0%			30.6%	26.4%
Income tax effect of pre-tax adjustments	3.3	6.0			14.6	24.3
Income tax effect for foreign earnings previously deemed indefinitely reinvested	(8.7)	—			(8.7)	—
Increase in valuation allowance	—	—			(14.8)	—
Impact of U.S tax reform	—	0.6			1.2	(2.8)
Adjusted provision for income taxes (a) (b)	$32.6	$38.0	$(5.4)	(14)%	$99.1	$106.9	$(7.8)	(7)%
Adjusted effective tax rate	22.2%	25.7%			24.1%	25.1%

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
Net earnings	$59.5	$101.7	$(42.2)	(41)%	$167.7	$284.9	$(117.2)	(41)%
Less: net earnings attributable to noncontrolling interest	1.9	1.9			5.8	5.8
Net earnings attributable to CDK	$57.6	$99.8	$(42.2)	(42)%	$161.9	$279.1	$(117.2)	(42)%
Net loss (earnings) from discontinued operations	34.9	(12.4)			74.9	(46.5)
Total stock-based compensation	1.3	7.8			12.8	14.0
Amortization of acquired intangible assets (c)	4.0	4.4			11.7	11.0
Transaction and integration-related expenses	—	2.0			8.5	5.7
Legal and other expenses related to regulatory and competition matters (c)	4.4	5.1			16.6	14.3
Business process modernization program	4.4	—			12.0	—
Restructuring expenses (c)	—	0.6			—	20.0
Other business transformation expenses	—	6.2			—	14.8
Impairment of intangible assets	—	—			—	14.9
Officer transition expense	—	1.2			—	6.4
Income tax effect on pre-tax adjustments	(3.3)	(6.0)			(14.6)	(24.3)
Income tax effect for foreign earnings previously deemed indefinitely reinvested	8.7	—			8.7	—
Increase in valuation allowance	—	—			14.8	—
Impact of U.S tax reform	—	(0.6)			(1.2)	2.8
Adjusted net earnings attributable to CDK (a) (b) (c)	$112.0	$108.1	$3.9	4%	$306.1	$312.2	$(6.1)	(2)%

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
Diluted earnings attributable to CDK per share	$0.47	$0.80	$(0.33)	(41)%	$1.33	$2.19	$(0.86)	(39)%
Net loss (earnings) from discontinued operations	0.29	(0.10)			0.61	(0.36)
Total stock-based compensation	0.01	0.06			0.10	0.10
Amortization of acquired intangible assets (c)	0.03	0.04			0.10	0.09
Transaction and integration-related expenses	—	0.02			0.07	0.04
Legal and other expenses related to regulatory and competition matters (c)	0.04	0.04			0.14	0.11
Business process modernization program	0.04	—			0.10	—
Restructuring expenses (c)	—	—			—	0.15
Other business transformation expenses	—	0.05			—	0.12
Impairment of intangible assets	—	—			—	0.12
Officer transition expense	—	0.01			—	0.05
Income tax effect on pre-tax adjustments	(0.03)	(0.05)			(0.12)	(0.19)
Income tax effect for foreign earnings previously deemed indefinitely reinvested	0.07	—			0.07	—
Increase in valuation allowance	—	—			0.12	—
Impact of U.S tax reform	—	—			(0.01)	0.02
Adjusted diluted earnings attributable to CDK per share (a) (b) (c)	$0.92	$0.87	$0.05	6%	$2.51	$2.44	$0.07	3%

Weighted-average common shares outstanding:
Diluted	122.2	124.8			122.1	127.7

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
Net earnings attributable to CDK	$57.6	$99.8	$(42.2)	(42)%	$161.9	$279.1	$(117.2)	(42)%
Margin	11.2%	19.9%	-870 bps		10.7%	19.6%	-890 bps
Net earnings attributable to noncontrolling interest	1.9	1.9			5.8	5.8
Net loss (earnings) from discontinued operations	34.9	(12.4)			74.9	(46.5)
Provision for income taxes	38.0	31.4			106.8	85.4
Interest expense	35.1	35.4			109.2	101.9
Depreciation and amortization	24.5	23.6			72.6	65.1
Total stock-based compensation	1.3	7.8			12.8	14.0
Transaction and integration-related expenses	—	2.0			8.5	5.7
Legal and other expenses related to regulatory and competition matters	4.4	5.1			16.6	14.4
Business process modernization program	4.4	—			12.0	—
Restructuring expenses	—	0.6			—	20.1
Other business transformation expenses	—	6.2			—	14.8
Impairment of intangible assets	—	—			—	14.9
Officer transition expense	—	1.2			—	6.4
Adjusted EBITDA (a) (b)	$202.1	$202.6	$(0.5)	—%	$581.1	$581.1	$—	—%
Adjusted margin	39.1%	40.4%	-130 bps		38.5%	40.7%	-220 bps

	Nine Months Ended
	March 31,
	2020	2019
Net cash flows provided by operating activities	$311.7	$339.2
Net cash flows provided by operating activities - discontinued operations	(37.1)	(25.1)
Capital expenditures	(19.4)	(39.2)
Capitalized software	(43.3)	(26.1)
Change in restricted cash	(1.2)	2.5
Free cash flow from continuing operations (a) (b)	$210.7	$251.3

(a) Excludes amounts attributable to discontinued operations.

(b) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

(c) The portion of expense related to noncontrolling interest has been removed from amortization of acquired intangible assets for the three and nine months ended March 31, 2020, and from restructuring expenses, amortization of acquired intangible assets, and legal and other expenses related to regulatory and competition matters for the three and nine months ended March 31, 2019.

CDK Global, Inc.
Segment Adjusted Financial Data
(In millions)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, we incorporated additional adjustments within our calculations of non-GAAP financial measures where management has deemed it appropriate to better reflect our underlying operations. These adjustments are inconsistent in amount and frequency and do not directly reflect our underlying operations. Therefore, management believes that excluding such information provides us with a better understanding of our ongoing operating performance across periods. Prior period information has been revised to conform to the current period presentation.

Fiscal 2020 Modifications to Our Adjustments:

  Effective July 1, 2019, we modified our presentation of adjusted earnings before income taxes to include adjustments for business process modernization program.

The Digital Marketing Business is presented as discontinued operations and prior year amounts associated with the Digital Marketing Business have been reclassified as such. Refer to Form 10-Q, Item 1 of Part I, "Notes to the Consolidated Financial Statements, Note 4, Discontinued Operations" for more information.

	Segment Revenues
	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
CDK North America (a)	$426.4	$410.1	$16.3	4%	$1,262.3	$1,184.5	$77.8	7%
CDK International (b)	89.9	91.1	(1.2)	(1)%	248.2	241.7	6.5	3%
Total	$516.3	$501.2	$15.1	3%	$1,510.5	$1,426.2	$84.3	6%

	Segment Adjusted Earnings before Income Taxes
	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
CDK North America (a)	$174.0	$178.3	$(4.3)	(2)%	$505.3	$516.9	$(11.6)	(2)%
Margin	40.8%	43.5%	-270 bps		40.0%	43.6%	-360 bps
CDK International (b)	24.4	28.0	(3.6)	(13)%	55.8	56.6	(0.8)	(1)%
Margin	27.1%	30.7%	-360 bps		22.5%	23.4%	-90 bps
Other (c)	(51.8)	(58.3)	6.5	(11)%	(149.8)	(148.2)	(1.6)	1%
Total	$146.6	$148.0	$(1.4)	(1)%	$411.3	$425.3	$(14.0)	(3)%
Margin	28.4%	29.5%	-110 bps		27.2%	29.8%	-260 bps

(a) The table below presents a reconciliation of: (i) revenues to constant currency revenues; and (ii) earnings before income taxes to constant currency adjusted earnings before income taxes for the CDK North America segment.

CDK North America	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
Revenues	$426.4	$410.1	$16.3	4%	$1,262.3	$1,184.5	$77.8	7%
Impact of exchange rates	0.2	—			0.4	—
Constant currency revenues (d)	$426.6	$410.1	$16.5	4%	$1,262.7	$1,184.5	$78.2	7%

Earnings before income taxes	$161.4	$167.2	$(5.8)	(3)%	$457.4	$473.1	$(15.7)	(3)%
Margin %	37.9%	40.8%	-290 bps		36.2%	39.9%	-370 bps
Amortization of acquired intangible assets	3.8	4.2			11.4	10.7
Transaction and integration-related expenses	—	1.8			7.9	3.8
Legal and other expenses related to regulatory and competition matters	4.4	5.1			16.6	14.4
Business process modernization program	4.4	—			12.0	—
Impairment of intangible assets	—	—			—	14.9
Adjusted earnings before income taxes (d)	$174.0	$178.3	$(4.3)	(2)%	$505.3	$516.9	$(11.6)	(2)%
Adjusted Margin %	40.8%	43.5%	-270 bps		40.0%	43.6%	-360 bps
Impact of exchange rates	0.2	—			0.3	—
Constant currency adjusted earnings before income taxes (d)	$174.2	$178.3	$(4.1)	(2)%	$505.6	$516.9	$(11.3)	(2)%

(b) The table below presents a reconciliation of: (i) revenues to constant currency revenues; and (ii) earnings before income taxes to constant currency adjusted earnings before income taxes, for the CDK International segment.

CDK International	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
Revenues	$89.9	$91.1	$(1.2)	(1)%	$248.2	$241.7	$6.5	3%
Impact of exchange rates	2.4	—			6.8	—
Constant currency revenues (d)	$92.3	$91.1	$1.2	1%	$255.0	$241.7	$13.3	6%

Earnings before income taxes	$24.1	$27.8	$(3.7)	(13)%	$55.2	$56.1	$(0.9)	(2)%
Margin %	26.8%	30.5%	-370 bps		22.2%	23.2%	-100 bps
Amortization of acquired intangible assets	0.3	0.2			0.6	0.5
Adjusted earnings before income taxes (d)	$24.4	$28.0	$(3.6)	(13)%	$55.8	$56.6	$(0.8)	(1)%
Adjusted Margin %	27.1%	30.7%	-360 bps		22.5%	23.4%	-90 bps
Impact of exchange rates	0.7	—			1.5	—
Constant currency adjusted earnings before income taxes (d)	$25.1	$28.0	$(2.9)	(10)%	$57.3	$56.6	$0.7	1%

(c) The table below presents a reconciliation of loss before income taxes to adjusted loss before income taxes for the Other segment. The adoption of ASC 606 had no impact on the Other segment.

Other	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
Loss before income taxes	$(53.1)	$(74.3)	$21.2	(29)%	$(163.2)	$(205.4)	$42.2	(21)%
Total stock-based compensation	1.3	7.8			12.8	14.0
Transaction and integration-related expenses	—	0.2			0.6	1.9
Restructuring expenses	—	0.6			—	20.1
Other business transformation expenses	—	6.2			—	14.8
Officer transition expense	—	1.2			—	6.4
Adjusted loss before income taxes (d)	$(51.8)	$(58.3)	$6.5	(11)%	$(149.8)	$(148.2)	$(1.6)	1%
Impact of exchange rates	—	—			—	—
Constant currency adjusted loss before income taxes (d)	$(51.8)	$(58.3)	$6.5	(11)%	$(149.8)	$(148.2)	$(1.6)	1%

(d) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Revenue Disaggregation
(In millions)
(Unaudited)

The following table presents segment revenues by revenue category for the three and nine months ended March 31, 2020 and 2019:

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2020	2019	$	%	2020	2019	$	%
CDK North America
Subscription	$331.7	$324.0	$7.7	2%	$1,000.9	$954.9	$46.0	5%
On-site license and installation	2.4	1.9	0.5	26%	7.5	6.1	1.4	23%
Transaction	38.1	39.2	(1.1)	(3)%	120.6	118.5	2.1	2%
Other	54.2	45.0	9.2	20%	133.3	105.0	28.3	27%
Total CDK North America	$426.4	$410.1	$16.3	4%	$1,262.3	$1,184.5	$77.8	7%
CDK International
Subscription	$69.8	$64.3	$5.5	9%	$205.7	$192.1	$13.6	7%
On-site license and installation	11.6	21.7	(10.1)	(47)%	24.9	37.2	(12.3)	(33)%
Other	8.5	5.1	3.4	67%	17.6	12.4	5.2	42%
Total CDK International	$89.9	$91.1	$(1.2)	(1)%	$248.2	$241.7	$6.5	3%

Total	$516.3	$501.2	$15.1	3%	$1,510.5	$1,426.2	$84.3	6%

CDK Global, Inc.
Consolidated Fiscal 2020 Guidance
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, during the fourth quarter of fiscal 2019, we began incorporating loss from discontinued operations within our calculations of adjusted net earnings attributable to CDK, and adjusted diluted net earnings attributable to CDK per share. The table below includes these adjustments for fiscal 2020 guidance.

	Fiscal 2020
	Point Estimate (a)	Guidance
Revenues (b)	$1,941	$1,915 - $1,965

Earnings before income taxes (b)	$384
Total stock-based compensation	22
Amortization of acquired intangible assets	15
Transaction and integration-related expenses	10
Legal and other expenses related to regulatory and competition matters	25
Restructuring	30
Business process modernization program	15
Adjusted earnings before income taxes (b) (c)	$501

	Fiscal 2020
	Point Estimate (a)	Guidance

Provision for income taxes (b)	$113
Effective tax rate	29.4%	29.0% - 30.0%
Income tax effect of pre-tax adjustments	30
Increase in valuation allowance	(15)
Income tax effect for foreign earnings previously deemed indefinitely reinvested	(8)
Impact of U.S tax reform	1
Adjusted provision for income taxes (b) (c)	$121
Adjusted effective tax rate	24.2%	24.0% - 25.0%

	Fiscal 2020
	Point Estimate (a)	Guidance
Net earnings	$191
Less: net earnings attributable to noncontrolling interest	7
Net earnings attributable to CDK	$184
Net loss from discontinued operations	80
Total stock-based compensation	22
Amortization of acquired intangible assets	15
Transaction and integration-related expenses	10
Legal and other expenses related to regulatory and competition matters	25
Restructuring	30
Business process modernization program	15
Income tax effect of pre-tax adjustments	(30)
Increase in valuation allowance	15
Income tax effect for foreign earnings previously deemed indefinitely reinvested	8
Impact of U.S tax reform	(1)
Adjusted net earnings attributable to CDK (b) (c)	$373

	Fiscal 2020
	Point Estimate (a)	Guidance
Diluted net earnings attributable to CDK per share	$1.50	$1.35 - $1.70
Net loss from discontinued operations	0.65
Total stock-based compensation	0.19
Amortization of acquired intangible assets	0.12
Transaction and integration-related expenses	0.09
Legal and other expenses related to regulatory and competition matters	0.20
Restructuring	0.25
Business process modernization program	0.12
Income tax effect of pre-tax adjustments	(0.25)
Increase in valuation allowance	0.12
Income tax effect for foreign earnings previously deemed indefinitely reinvested	0.07
Impact of U.S tax reform	(0.01)
Adjusted diluted net earnings attributable to CDK per share (b) (c)	$3.05	$2.85 - $3.20

	Fiscal 2020
	Point Estimate (a)	Guidance
Revenues	$1,941	$1,915 - $1,965

Net earnings attributable to CDK	$184	$165 - $205
Margin	9.5%
Net earnings attributable to noncontrolling interest	7
Net loss from discontinued operations	80
Provision for income taxes	113
Interest expense	145
Depreciation and amortization	99
Total stock-based compensation	22
Transaction and integration-related expenses	10
Legal and other expenses related to regulatory and competition matters	25
Restructuring	30
Business process modernization program	15
Adjusted EBITDA (b) (c)	$730	$705 - $745
Adjusted margin	37.6%

(a) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK's forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(b) Excludes amounts attributable to discontinued operations.

(c) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments.

Average revenue per site for all periods presented in the table below.

	September 30, 2018 (a)	December 31, 2018 (a)	March 31, 2019 (a)	June 30, 2019 (a)	September 30, 2019	December 31, 2019	March 31, 2020
CDK North America
Automotive
DMS Customer Sites (b)	8,920	8,888	8,936	8,946	8,957	8,974	8,948
Avg Revenue Per Site (c)	$8,271	$8,835	$8,684	$8,750	$8,723	$8,858	$9,009

Adjacencies
DMS Customer Sites (b)	5,613	5,665	5,713	5,735	5,775	5,802	5,793
Avg Revenue Per Site (c)	$1,650	$1,705	$1,722	$1,720	$1,733	$1,764	$1,784

Total CDK North America
DMS Customer Sites (b)	14,533	14,553	14,649	14,681	14,732	14,776	14,741
Avg Revenue Per Site (c)	$5,714	$6,067	$5,972	$6,003	$5,984	$6,076	$6,171

CDK International
DMS Customer Sites (b)	13,187	13,167	12,988	13,098	12,973	12,858	12,847
Avg Revenue Per Site (c)	$1,378	$1,399	$1,454	$1,487	$1,519	$1,554	$1,575

(a) Average revenue per Dealer Management System (DMS) customer site has been updated for fiscal 2019 to reflect budgeted foreign exchange rates for fiscal 2020.

(b) DMS Customer Sites - We track the number of retail customer sites with an active DMS that sell vehicles in the automotive and adjacent markets as an indicator of our opportunity set for generating subscription revenue. We consider a DMS to be active if we have billed a subscription fee for that solution during each applicable month presented in the table. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry, recreation dealerships in the motorcycle, marine, and recreational vehicle industries, and heavy equipment dealerships in the agriculture and construction equipment industries.

(c) Average Revenue Per DMS Customer Site - Average revenue per DMS customer site is an indicator of the scope of adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing revenue generated from our solutions, in an applicable quarterly period by the average number of DMS customer sites in the same period. The metric excludes subscription revenue generated by customers not included in our DMS customer site count as well as subscription revenue related to certain installation and training activities that is deferred then recognized as revenue over the life of the contract. Revenue underlying this metric is based on budgeted foreign exchange rates. When we discuss growth in average revenue per DMS customer site, revenue for the comparable prior period has been adjusted to reflect budgeted foreign exchange rates for the current period.

Non-GAAP Financial Measures

We disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. Our use of each of the following non-GAAP financial measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures, or reconcile them to the comparable GAAP financial measures, in the same way.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure
Adjusted earnings before income taxes	Earnings before income taxes
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings attributable to CDK	Net earnings attributable to CDK
Adjusted diluted earnings attributable to CDK per share	Diluted earnings attributable to CDK per share
Adjusted EBITDA	Net earnings attributable to CDK
Adjusted EBITDA margin	Net earnings attributable to CDK margin
Constant currency revenues	Revenues
Constant currency adjusted earnings before income taxes	Earnings before income taxes
Free cash flow from continuing operations	Net cash flows provided by operating activities

We use adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis, because those measures adjust for the impact of certain items that we believe do not directly reflect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) making financial and operational decisions, (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis and relative to our competitors, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) determining incentive-based compensation.

We believe our non-GAAP financial measures are helpful to users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis. We believe that the presentation of these non-GAAP financial measures, when considered in addition to the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a better understanding of the factors and trends affecting our business than could be obtained absent these disclosures.

We incorporated additional adjustments within our calculations of non-GAAP financial measures where management has deemed it appropriate to better reflect our underlying operations. These adjustments are inconsistent in amount and frequency and do not directly reflect our underlying operations. Therefore, management believes that excluding such information provides us with a better understanding of our ongoing operating performance across periods. Prior period information has been revised to conform to the new presentation.

Fiscal 2020 Modifications to Our Adjustments:

  Effective July 1, 2019, we modified our presentation of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, and adjusted EBITDA to include adjustments for business process modernization program.

Adjusted Earnings before Income Taxes

Management has excluded the following items from adjusted earnings before income taxes for the periods presented:

  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.

  Amortization of acquired intangible assets consists of non-cash amortization of intangible assets such as customer lists, purchased software, and trademarks acquired in connection with business combinations. We exclude the impact of amortization of acquired intangible assets because these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into our budgeting process, financial and operational decision making, target leverage calculations, and determination of incentive based pay. Furthermore, management believes that this adjustment enables better comparison of our segment and overall operating results as amortization of acquired intangibles will not recur in future periods once such intangible assets have been fully amortized. Although we exclude amortization of acquired intangible assets from our presentation of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, and adjusted diluted net earnings attributable to CDK per share, we believe that it is important for the users of the financial statements to understand that the associated intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

  Transaction and integration-related expenses include: (i) legal, accounting, outside service fees, and other costs incurred in connection with assessment and integration of acquisitions and other strategic business opportunities; and (ii) post-close adjustments to acquisition-related contingent consideration, reported within cost of revenues and selling, general and administrative expenses.

  Legal and other expenses, including litigation provision, related to regulatory and competition matters included within selling, general and administrative expenses.

  Business process modernization program designed to improve the way we do business for our customers through best-in-class product offerings, process, governance and systems. The Business Process Modernization Program will include a comprehensive redesign in the way we go to market, including the quoting, contracting, fulfilling, and invoicing processes, and systems and tools used by the Company. The investment to implement this holistic business reform, including the design and implementation of a new enterprise resource planning ("ERP") system will be completed over a three-year time horizon. The expense is included within cost of revenues and selling, general and administrative expenses.

  Restructuring expenses recognized in connection with our business transformation plan and the restructuring plan for the CDK International (CDKI) segment, which was adopted by the Company on May 2, 2020.

  Other business transformation expenses incurred in connection with our business transformation plan and included within cost of revenues and selling, general and administrative expenses.

Adjusted Provision for Income taxes

Management has excluded the following items from adjusted provision for income taxes for the periods presented:

  Income tax effect of pre-tax adjustments described above.

  True up of income tax expense for cumulative withholding tax associated with historical foreign earnings that are no longer considered indefinitely reinvested as of March 31, 2020. The change in assertion was made this quarter in response to the uncertainty related to the COVID 19 pandemic and its potential impact on CDK’s liquidity needs.

  Increase in valuation allowance associated with a deferred tax asset for a capital loss carryforward which the Company does not expect to utilize.

  A one-time tax benefit of $1.2 million for an adjustment of an accrual for foreign withholding taxes related to undistributed earnings during the nine months ended March 30, 2020 and a one-time tax expense of $3.4 million from a revaluation of deferred tax assets associated with executive compensation as a result of the Tax Reform Act offset by $0.6 million tax benefit due to a true-up to the one-time transition tax initially recorded in fiscal 2018 as a result of the Tax Reform Act during the nine months ended March 30, 2019.

Adjusted Net Earnings Attributable to CDK and Adjusted Diluted Net Earnings Attributable to CDK per Share

For each respective presentation, management has excluded earnings from discontinued operations, net of taxes associated with the Company's divestiture of its Digital Marketing Business, in addition to the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted diluted net earnings attributable to CDK per share.

The portion of expense related to noncontrolling interest of $0.1 million has been removed from amortization of acquired intangible assets during the three months ended December 31, 2019. The portion of expense related to noncontrolling interest of $0.2 million has been removed from amortization of acquired intangible assets during the six months ended December 31, 2019. The portion of expense related to noncontrolling interest of $0.1 million and $0.1 million has been removed from amortization of acquired intangible assets and legal and regulatory expenses related to competition matters, respectively, during the three months ended March 31, 2019. The portion of expense related to noncontrolling interest of $0.1 million, $0.2 million, and $0.1 million has been removed from restructuring expenses, amortization of acquired intangible assets, and legal and regulatory expenses related to competition matters, respectively, during the nine months ended March 31, 2019.

Adjusted EBITDA

Management has excluded the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA for the periods presented:

  Net earnings attributable to noncontrolling interest included within the financial statements.

  Net earnings from discontinued operations included within the financial statements.

  Provision for income taxes included within the financial statements.

  Interest expense included within the financial statements.

  Depreciation and amortization included within the financial statements.

  Total stock-based compensation expense included within cost of revenues and selling, general and administrative expenses.

  Transaction and integration-related expenses include: (i) legal, accounting, outside service fees, and other costs incurred in connection with assessment and integration of acquisitions and other strategic business opportunities; and (ii) post-close adjustments to acquisition-related contingent consideration, reported within cost of revenues and selling, general and administrative expenses.

  Officer transition expense includes severance expense in connection with officer departures reported within selling, general and administrative expenses.

  Legal and other expenses, including litigation provision, related to regulatory and competition matters included within selling, general and administrative expenses.

  Business process modernization program designed to improve the way we do business for our customers through best-in-class product offerings, process, governance and systems and included within cost of revenues and selling, general and administrative expenses.

  Restructuring expenses recognized in connection with our business transformation plan and the restructuring plan for the CDK International (CDKI) segment, which was adopted by the Company on May 2, 2020.

  Other business transformation expenses incurred in connection with our business transformation plan and included within cost of revenues and selling, general and administrative expenses.

Free Cash Flow

We also review free cash flow from continuing operations as a measure of our ability to generate additional cash from our business operations. Free cash flow from continuing operations is defined as cash flow from operating activities less net cash flows used in operating activities attributable to discontinued operations, amounts paid for capital expenditures and capitalized software and change in restricted cash. Free cash flow from continuing operations should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

The change in restricted cash is funds held for clients before remittance to agencies for titling and registration services on behalf of those clients. Funds receivable was $17.5 million and $32.3 million as of March 31, 2020 and June 30, 2019, respectively.

Constant Currency

We use constant currency revenues and constant currency adjusted earnings before income taxes to review revenues and adjusted earnings before income taxes for our consolidated and operating segment results on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar were translated into U.S. dollar using the average monthly exchange rates for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: the Company’s business outlook, including the Company’s GAAP and adjusted fiscal 2020 guidance; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the Company’s expectations regarding the potential impacts on the Company’s business of the outbreak of the COVID-19 pandemic; the Company’s success in obtaining, retaining and selling additional services to customers; the pricing of the Company’s products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and related industry changes; competitive conditions; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving the Company’s systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to the Company’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of the Company’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; the onset of or developments in litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; and the ability of the Company’s significant stockholders and their affiliates to significantly influence the Company’s decisions or cause it to incur significant costs.

There may be other factors that may cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company’s website at https://investors.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by the Company on its website or otherwise. The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:	Media Contact:
Julie Schlueter 847.485.4643 julie.schlueter@cdk.com	Roxanne Pipitone 847.485.4423 roxanne.pipitone@cdk.com